Exhibit 99.2

Maguire Properties, Inc.
Fourth Quarter 2005

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.
Fourth Quarter 2005

Corporate Data

Maguire Properties, Inc.
Fourth Quarter 2005

Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area and has a significant presence in nine submarkets, located in Los Angeles County, Orange County, and San Diego County. The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of December 31, 2005, the Company owns approximately 25.0 million square feet, consisting of 22 properties with approximately 14.7 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 9.9 million square feet, plus surface parking, which in total accommodates over 32,000 vehicles. The Company also owns undeveloped land that it believes can support up to 7.3 million square feet of office, retail and residential uses and an additional 3.6 million square feet of structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

Acquisitions and Dispositions:
We sold approximately seven acres of BOSA land at Park Place for approximately $40.0 million in December 2005.

On January 5, 2006, we closed on a new joint venture with Macquarie Office Trust to own, operate and acquire office properties located in Southern California. The new venture, Maguire-Macquarie Office will initially own six premier office properties located primarily in Southern California and Denver, Colorado featuring nearly 4 million square feet and an average portfolio occupancy of 94.0%.

•
The aggregate gross asset value of the initial portfolio was $1.195 billion and the formation of the venture generated net proceeds to the Company of approximately $350 million. We repaid $50.0 million of our term loan and $83.0 million of our secured credit facility from these net proceeds. As a result of the repayment of debt and the contribution of certain properties to an unconsolidated joint venture, our pro forma debt to total market capitalization ratio at December 31, 2005 and debt plus preferred stock to total market capitalization ratio would be 58.1% and 63.6%, respectively.

•
We retain a 20% ownership interest in the venture and will be responsible for all day to day operations of the properties. We will receive fees for asset management, property management, leasing, construction management, acquisitions, dispositions and financing. Additionally, we will be entitled to out performance distributions based on the results of the venture.

Debt:
In connection with the sale of the BOSA land at Park Place, we repaid the remaining $44.0 million of the Park Place bridge loan.

We repaid the note to Washington Mutual for $45.2 million executed concurrently with the purchase of the Washington Mutual Irvine Campus property, in November 2005.

We entered into a $125.0 million ten-year fixed rate forward financing commitment for a new interest-only loan at 5.83% secured by Glendale Center. The new loan is expected to close in June 2006.

Development Activities:
In the fourth quarter we continued site preparation at Park Place at 3161 Michelson, for an office building and two parking garages with a parking capacity of approximately 5,000 vehicles. Completion is targeted for the fourth quarter of 2006 for the parking garages and 2007 for the office building.

During the fourth quarter we continued pre-development activities at San Diego Tech Center, Lantana Media Campus and Mission City Corporate Center.

Maguire Properties, Inc.
Fourth Quarter 2005

Investor Information
333 South Grand Avenue
Suite 400
Los Angeles, CA 90071
(213) 626-3300
(213) 687-4758 (fax)

- Senior Management -

Robert F. Maguire III	Chairman of the Board and Chief Executive Officer	William H. Flaherty	Senior Vice President, Leasing and Marketing
Dallas E. Lucas	Executive Vice President and Chief Financial Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Mark T. Lammas	Senior Vice President, General Counsel and Secretary	Ted J. Bischak	Senior Vice President, Asset Management
Javier F. Bitar	Senior Vice President, Investment Officer	Peggy M. Moretti	Senior Vice President, Investor and Public Relations

- Corporate -

Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com

- Equity Research Coverage -

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Ross Nussbaum	(212) 847-5677
Deutsche Bank	Louis Taylor	(212) 250-4912
Friedman Billings Ramsey	Wilkes J. Graham	(703) 312-9737
Green Street Advisors	Jim Sullivan	(949) 640-8780
Legg Mason	David Fick/John Guinee	(410) 454-5018
Lehman Brothers	David Harris	(212) 526-1790
Raymond James & Associates	Paul Puryear	(727) 567-3800
RBC Capital Markets	Jay Leupp	(415) 633-8588
Salomon Smith Barney	Jonathan Litt	(212) 816-0231
Wachovia Securities	Christopher Haley	(443) 263-6773

Transfer Agent

Continental Stock Transfer and Trust Company 17 Battery Place 8th Floor New York, NY 10004 (212) 845-3215

Timing

Quarterly results for 2006 will be announced according to the following anticipated schedule:
First Quarter 2006	Early May
Second Quarter 2006	Early August
Third Quarter 2006	Early November
Fourth Quarter 2006	Early February 2007

Maguire Properties, Inc.
Fourth Quarter 2005

Common Stock Data (NYSE: MPG)
Maguire Properties' common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG's common stock had the following characteristics during the past five quarters (based on New York Stock Exchange prices):

	4th Quarter 2005	3rd Quarter 2005	2nd Quarter 2005	1st Quarter 2005	4th Quarter 2004

High Price	$32.43	$30.37	$28.39	$27.40	$27.96
Low Price	$27.33	$25.92	$23.07	$23.19	$23.35
Closing Price	$30.90	$30.05	$28.34	$23.88	$27.46
Dividends per share - Annualized	$1.60	$1.60	$1.60	$1.60	$1.60
Closing Dividend Yield - Annualized	5.18%	5.32%	5.65%	6.70%	5.83%
Closing Common Shares and Limited Partnership Units Outstanding (in thousands)	53,808	53,804	53,791	53,789	53,787
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (in thousands)	$1,662,680	$1,616,801	$1,524,439	$1,284,477	$1,476,978

Dividends per Share

	4th Quarter 2005	3rd Quarter 2005	2nd Quarter 2005	1st Quarter 2005	4th Quarter 2004

Common Stock
Amount	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Declared	December 15, 2005	September 20, 2005	June 21, 2005	March 17, 2005	December 20, 2004
Record	December 30, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
Paid	January 31, 2006	October 28, 2005	July 29, 2005	April 29, 2005	January 28, 2005

Preferred Stock
Amount	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declared	December 15, 2005	September 20, 2005	June 21, 2005	March 17, 2005	December 20, 2004
Record	December 30, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
Paid	January 31, 2006	October 28, 2005	July 29, 2005	April 29, 2005	January 28, 2005

Maguire Properties, Inc.
Fourth Quarter 2005

Consolidated Financial Results

Maguire Properties, Inc.
Fourth Quarter 2005

Financial Highlights
(unaudited and in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Income Items:
Revenue including discontinued operations (1)	$134,254	$128,809	$131,332	$97,468	$88,334
Straight line rent including discontinued operations	$3,364	$3,283	$3,362	$3,655	$3,391
Fair value lease revenue including discontinued operations (2)	$2,517	$2,416	$2,217	$750	$679
Lease termination fees	$3,969	$127	$295	$43	$147
Office property operating margin (3)	65.5%	65.5%	66.1%	66.4%	66.1%
Net income (loss) available to common shareholders	$(12,091)	$(16,133)	$(12,055)	$(2,603)	$1,624

Funds from operations (FFO) available
to common shareholders (4)	$25,787	$24,109	$22,847	$20,191	$22,214
FFO per common share - basic (4)	$0.59	$0.55	$0.53	$0.47	$0.52
FFO per common share - diluted (4)	$0.58	$0.55	$0.53	$0.47	$0.52
FFO per common share before loss from early extinguishment of debt - basic (4)	$0.59	$0.55	$0.55	$0.49	$0.53
FFO per common share before loss from early extinguishment of debt - diluted (4)	$0.58	$0.55	$0.55	$0.49	$0.53
Net income (loss) per common share - basic and diluted	$(0.27)	$(0.37)	$(0.28)	$(0.06)	$0.04
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.40
Dividends declared per preferred share (5)	$0.48	$0.48	$0.48	$0.48	$0.48

Ratios:
Interest coverage ratio (6)	1.77	1.75	1.73	2.13	2.75
Interest coverage ratio before loss from early extinguishment of debt (7)	1.77	1.75	1.76	2.18	2.79
Fixed-charge coverage ratio (8)	1.59	1.57	1.56	1.79	2.16
Fixed-charge coverage ratio before loss from early extinguishment of debt (9)	1.59	1.57	1.58	1.83	2.19
FFO payout ratio (10)	68.4%	72.7%	75.5%	85.1%	76.9%
AFFO payout ratio (11)	134.9%	149.1%	131.5%	128.1%	128.5%

Capitalization:
Total consolidated debt (12)	$3,353,234	$3,345,201	$3,334,730	$3,371,330	$1,760,250
Preferred stock @ quarter end	$250,000	$250,000	$250,000	$250,000	$250,000
Common stock price @ quarter end	$30.90	$30.05	$28.34	$23.88	$27.46
Common equity value @ quarter end (13)	$1,662,683	$1,616,801	$1,524,439	$1,284,477	$1,476,978
Total market capitalization	$5,265,917	$5,212,002	$5,109,169	$4,905,807	$3,487,228
Debt / total market capitalization (14)	63.7%	64.2%	65.3%	68.7%	50.5%
Debt plus preferred stock / total market capitalization (14)	68.4%	69.0%	70.2%	73.8%	57.6%
_________
(1)
Includes gross revenue from hotel operations of $6,527, $5,832, $5,763, $5,915 and $5,879 for the three months ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively.

(2)	Represents the net adjustment for above and below market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues, including discontinued operations.

(4)	For a definition and discussion of FFO, see page 40. For a quantitative reconciliation of the differences between FFO and net income, see page 11.
(5)	Preferred dividend declared for three months ended January 31, 2006, October 31, 2005, July 31, 2005, April 30, 2005 and January 31, 2005.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $80,723, $78,218, $78,442, $55,688, and $51,156, respectively, divided by cash interest expense of $45,604, $44,780, $45,381, $26,101, and $18,608, respectively. For a definition of cash interest expense, see page 15. For a discussion of EBITDA, see page 41. For a quantitative reconciliation of the differences between EBITDA and net income, see page 14.

(7)
Calculated as EBITDA before loss from early extinguishment of debt, of $80,842, $78,218, $79,556, $56,896, and $51,947, respectively divided by cash interest expense of $45,604, $44,780, $45,381, $26,101, and $18,608, respectively.

(8)
Calculated as EBITDA of $80,723, $78,218, $78,442, $55,688, and $51,156, respectively divided by fixed charges of $50,689, $49,858, $50,452, $31,165, and $23,681. For a definition of fixed charges, see page 15.

(9)
Calculated as EBITDA before loss from early extinguishment of debt of $80,842, $78,218, $79,556, $56,896, and $51,947, respectively divided by fixed charges of $50,689, $49,858, $50,452, $31,165, and $23,681.

(10)	Calculated as dividend declared per common share divided by FFO per common share - diluted.
(11)
Calculated as common stock dividends and distributions declared of $21,523, $21,521, $21,516, $21,516 and $21,515, respectively divided by AFFO of $15,953, $14,430, $16,360, $16,792, and $16,748 respectively. For a definition of AFFO, see page 41. For a quantitative reconciliation of the differences between AFFO and FFO, see page 12. We expect our adjusted funds from operations, or AFFO, to increase after 2005 as a result of internal revenue growth from future expected occupancy gains, the sale of non-income producing or non-strategic properties and a declining lease rollover percentage compared to prior years. Therefore, we currently believe that beginning in 2006 our AFFO will be sufficient to cover our annual dividend payments.

(12)	Excludes the Washington Mutual Irvine Campus note of $45.2 million, which was paid in November 2005.
(13)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.
(14)
As a result of the joint venture with Macquarie Office Trust, the pro forma debt/total market capitalization ratio and debt plus preferred stock/total market capitalization ratio at December 31, 2005 would be 58.1% and 63.6%, respectively. For a definition of debt, preferred stock and total market capitalization, see page 15.

Maguire Properties, Inc.
Fourth Quarter 2005

Consolidated Balance Sheets
(in thousands)

	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Assets
Investments in real estate	$3,897,893	$3,901,528	$3,885,973	$3,636,549	$2,419,743
Less: accumulated depreciation and amortization	(309,270)	(277,952)	(245,234)	(217,308)	(199,078)
	3,588,623	3,623,576	3,640,739	3,419,241	2,220,665
Assets associated with discontinued operations	-	-	-	186,577	-
	3,588,623	3,623,576	3,640,739	3,605,818	2,220,665
Cash and cash equivalents including restricted cash	114,054	155,868	166,697	223,026	135,618
Rents, deferred rents and other receivables	55,997	48,726	46,055	40,568	36,685
Deferred charges, net	241,887	253,344	261,970	290,545	168,354
Other assets	68,630	63,053	66,093	61,000	42,572
Total assets	$4,069,191	$4,144,567	$4,181,554	$4,220,957	$2,603,894

Liabilities, minority interests and stockholders' equity
Loans payable	$3,353,234	$3,390,401	$3,379,930	$3,270,930	$1,805,450
Obligations associated with discontinued operations	-	-	-	150,392	-
Dividends and distributions payable	24,701	24,699	24,694	24,693	24,692
Accounts payable, accrued interest payable and other liabilities	114,965	119,744	121,326	91,609	82,738
Acquired lease obligations, net	99,584	104,749	116,201	96,525	81,449
Total liabilities	3,592,484	3,639,593	3,642,151	3,634,149	1,994,329

Minority interests	40,070	47,329	53,332	67,282	72,198

Stockholders' equity
Common and preferred stock and additional paid in capital	666,182	659,322	659,309	654,115	653,632
Accumulated deficit and dividends	(233,481)	(202,658)	(168,684)	(138,968)	(119,033)
Unearned and accrued stock compensation, net	(1,196)	(3,117)	(3,968)	(4,723)	(5,184)
Accumulated other comprehensive (loss) income, net	5,132	4,098	(586)	9,102	7,952
Total stockholders' equity	436,637	457,645	486,071	519,526	537,367
Total liabilities, minority interests and stockholders' equity	$4,069,191	$4,144,567	$4,181,554	$4,220,957	$2,603,894

Maguire Properties, Inc.
Fourth Quarter 2005

Consolidated Statements of Operations (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Revenue:
Rental	$80,220	$80,396	$79,435	$58,525	$51,888
Tenant reimbursements	30,298	28,569	28,669	21,665	20,254
Hotel operations	6,527	5,832	5,763	5,915	5,879
Parking	11,643	12,003	11,417	9,640	9,047
Management, leasing and development services to affiliates	563	1,147	1,001	261	357
Interest and other	5,003	862	1,137	716	909
Total revenue	134,254	128,809	127,422	96,722	88,334

Expenses:
Rental property operating and maintenance	26,598	28,069	25,865	19,383	17,972
Hotel operating and maintenance	4,247	3,827	3,821	3,844	3,893
Real estate taxes	12,308	10,702	11,207	8,113	6,917
Parking expenses	3,208	2,971	3,140	2,647	2,603
General and administrative and other	6,385	4,356	5,293	5,658	4,336
Ground lease	666	666	666	666	666
Depreciation and amortization	46,075	49,123	43,254	28,426	25,734
Interest	44,558	43,982	43,373	25,371	18,633
Loss from early extinguishment of debt	119	-	442	1,208	791
Total expenses	144,164	143,696	137,061	95,316	81,545

(Loss) income from continuing operations before minority interests	(9,910)	(14,887)	(9,639)	1,406	6,789
Minority interests attributable to continuing operations	2,585	3,520	2,755	656	(399)
(Loss) income from continuing operations	(7,325)	(11,367)	(6,884)	2,062	6,390

Income (loss) from discontinued operations	-	-	(500)	125	-
Minority interests attributable to discontinued operations	-	-	95	(24)	-
Net (loss) income	(7,325)	(11,367)	(7,289)	2,163	6,390

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income allocable to common shareholders	$(12,091)	$(16,133)	$(12,055)	$(2,603)	$1,624

Net (loss) income per common share - basic and diluted	$(0.27)	$(0.37)	$(0.28)	$(0.06)	$0.04

Weighted-average shares outstanding - basic	44,066,753	43,901,117	43,146,500	42,924,061	42,828,004
Weighted-average shares outstanding - diluted	44,066,753	43,901,117	43,146,500	42,924,061	43,069,428
Weighted-average diluted shares and units	53,856,915	53,538,625	53,434,447	53,427,803	53,669,201

__________
(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

Maguire Properties, Inc.
Fourth Quarter 2005

Funds from Operations (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Reconciliation of net income (loss) to funds from operations:
Net income (loss) available to common shareholders	$(12,091)	$(16,133)	$(12,055)	$(2,603)	$1,624
Adjustments:
Minority interests	(2,585)	(3,520)	(2,850)	(632)	399
Real estate depreciation and amortization	45,976	49,024	43,155	28,326	25,643
Funds from operations available to common shareholders
and unit holders (FFO)	$31,300	$29,371	$28,250	$25,091	$27,666
Company share of FFO (2)	$25,787	$24,109	$22,847	$20,191	$22,214

FFO per share - basic	$0.59	$0.55	$0.53	$0.47	$0.52
FFO per share - diluted	$0.58	$0.55	$0.53	$0.47	$0.52

Weighted-average shares outstanding - basic	44,066,753	43,901,117	43,146,500	42,924,061	42,828,004
Weighted-average shares outstanding - diluted	44,380,207	44,183,460	43,336,808	43,162,860	43,069,428

Reconciliation of FFO to FFO before loss from early
extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$31,300	$29,371	$28,250	$25,091	$27,666
Add: loss from early extinguishment of debt	119	-	442	1,208	791
Add: loss from early extinguishment of debt (discontinued operations)	-	-	672	-	-
FFO before loss from early extinguishment of debt	$31,419	$29,371	$29,364	$26,299	$28,457

Company share of FFO before loss from early extinguishment
of debt (2)	$25,885	$24,109	$23,748	$21,163	$22,849

FFO per share before loss from early extinguishment of
debt - basic	$0.59	$0.55	$0.55	$0.49	$0.53
debt - diluted	$0.58	$0.55	$0.55	$0.49	$0.53
_________
(1)	For the definition and discussion of FFO, see page 40.
(2)
Based on a weighted average interest in our operating partnership of 82.4%, 82.1%, 80.9%, 80.5%, and 80.3% for the three months ended December 31, 2005, June 30, 2005, March 31, 2005, and December 31, 2004 respectively.

Maguire Properties, Inc.
Fourth Quarter 2005

Adjusted Funds from Operations(1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

FFO	$31,300	$29,371	$28,250	$25,091	$27,666
Non-real estate depreciation	99	99	99	99	91
Amortization of deferred financing costs	1,325	1,268	1,613	1,101	978
Accretion of interest rate swap sold	(953)	(953)	(953)	(953)	(953)
Non-cash stock compensation	1,009	965	1,028	583	508
Loss from early extinguishment of debt	119	-	1,114	1,208	791
Straight line rents	(3,364)	(3,283)	(3,362)	(3,655)	(3,391)
Fair value lease revenue	(2,517)	(2,416)	(2,217)	(750)	(679)
Capitalized payments (2)	(3,551)	(3,052)	(1,440)	(1,593)	(559)
Non-recoverable capital expenditures (3)	(1,166)	(989)	(419)	(307)	(589)
Recoverable capital expenditures	(592)	(353)	(400)	(707)	(336)
Hotel improvements, equipment upgrades and replacements (4)	(12)	(188)	(98)	(15)	-
2nd generation tenant improvements and leasing commissions (5), (6), (7)	(5,744)	(6,039)	(6,855)	(3,310)	(6,779)

Adjusted funds from operations (AFFO)	$15,953	$14,430	$16,360	$16,792	$16,748
__________
(1)	For the definition and computation method of AFFO, see page 41. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 13.
(2)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.
(3)	Excludes $2.2 million of renovation costs at Lantana Media Campus.
(4)
Excludes $0.3 million, $1.8 million, $0.9 million, $0.5 million and $3.3 million of expenditures for the three months ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively, related to the renovation of the hotel. See page 37.

(5)
Excludes 2nd generation tenant improvements and leasing commissions of $0.5 million, $0.1 million, $0.0 million, $0.2 million and $0.8 million for the three months ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of December 31, 2005, $2.3 million of this reserve remains.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $5.6 million, $2.4 million, $1.1 million, $0.9 million and $1.0 million for the three months ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively.

(7)
Excludes tenant improvements and leasing commissions of $4.1 million, $7.0 million and $3.2 million for the three months ended December 31, 2005, September 30, 2005 and June 30, 2005, respectively, related to leasing costs fully reserved ($37.3 million) at the closing of the CommonWealth Portfolio and San Diego Tech Center acquisitions. As of December 31, 2005, $23.0 million of this reserve remains.

Maguire Properties, Inc.
Fourth Quarter 2005

Reconciliation of
Earnings Before Interest, Taxes and Depreciation and Amortization (1)
and Adjusted Funds From Operations (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Reconciliation of net income to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net Income	$(7,325)	$(11,367)	$(7,289)	$2,163	$6,390
Add: Minority interests	(2,585)	(3,520)	(2,850)	(632)	399
Interest expense	44,558	43,982	43,373	25,371	18,633
Interest expense included in discontinued operations	-	-	1,954	360	-
Depreciation and amortization	46,075	49,123	43,254	28,426	25,734
EBITDA	$80,723	$78,218	$78,442	$55,688	$51,156

EBITDA	$80,723	$78,218	$78,442	$55,688	$51,156
Add: loss from early extinguishment of debt	119	-	442	1,208	791
Add: loss from early extinguishment of debt included in discontinued operations	-	-	672	-	-
EBITDA before loss from early extinguishment of debt	$80,842	$78,218	$79,556	$56,896	$51,947
__________
(1)	For the definition and discussion of EBITDA, see page 41.

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities	$17,674	$19,993	$44,248	$22,902	$25,923
Changes in other assets and liabilities	5,793	2,006	(20,116)	(1,771)	(1,471)
Non-recoverable capital expenditures	(1,166)	(989)	(419)	(307)	(589)
Recoverable capital expenditures	(592)	(353)	(400)	(707)	(336)
Hotel improvements, equipment upgrades and replacements (3)	(12)	(188)	(98)	(15)	-
2nd generation tenant improvements and leasing commissions (4), (5), (6)	(5,744)	(6,039)	(6,855)	(3,310)	(6,779)
AFFO	$15,953	$14,430	$16,360	$16,792	$16,748
__________
(2)	For the definition and discussion of AFFO, see page 41.
(3)
Excludes $0.3 million, $1.8 million, $0.9 million, $0.5 million and $3.3 million of expenditures for the three months ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively, related to the renovation of the hotel. See page 37.

(4)
Excludes 2nd generation tenant improvements and leasing commissions of $0.5 million, $0.1 million, $0.0 million, $0.2 million and $0.8 million for the three months ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of December 31, 2005, $2.3 million of this reserve remains.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $5.6 million, $2.4 million, $1.1 million, $0.9 million and $1.0 million for the three months ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively.

(6)
Excludes tenant improvements and leasing commissions of $4.1 million, $7.0 million and $3.2 million for the three months ended December 31, 2005, September 30, 2005 and June 30, 2005, respectively, related to leasing costs fully reserved ($37.3 million) at the closing of the CommonWealth Portfolio and San Diego Tech Center acquisitions. As of December 31, 2005, $23.0 million of this reserve remains.

Maguire Properties, Inc.
Fourth Quarter 2005

Capital Structure

Consolidated Debt (in thousands)

Aggregate Principal
December 31, 2005

Mortgage and Other Secured Loans Payable	$3,270,234
Secured Credit Facility	83,000 (1)

Total Debt	$3,353,234

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred Stock	10,000	250,000

	Shares & Units Outstanding	Market Value (2)

Common Stock	45,815	$1,415,675
Operating Partnership Units	7,994	247,008
Total Common Equity	53,809	$1,662,683

Total Market Capitalization		$5,265,917
__________
(1)	Outstanding balance was paid off as of January 10, 2006.
(2)	Value based on the New York Stock Exchange closing price of $30.90 on December 31, 2005.

Maguire Properties, Inc.
Fourth Quarter 2005
Debt Summary

Outstanding Debt
(in thousands)

	Maturity Date		Principal Balance as of December 31, 2005		Percentage of Debt		Interest Rate as of December 31, 2005 (1)

Floating Rate Debt
Term Loan	March 15, 2010		$415,000	(9)	12.38%		6.14%
Gas Company Tower & 808 South Olive			280,000		8.36%		5.94%
Senior Mezzanine	July 7, 2008	(2)	30,000		0.89%		10.06%
Mortgage and Junior Mezzanine	July 6, 2007	(2), (3)	250,000		7.47%		5.45%
Wateridge Plaza	April 9, 2007	(4), (5)	62,880		1.88%		6.14%
777 Tower	September 10, 2009	(6)	40,000		1.19%		5.29%
Secured Credit Facility	March 15, 2009		83,000	(9)	2.48%		6.14%
Total Unhedged Floating Rate Debt			880,880		26.28%	(9)	6.04%

Fixed Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015		276,000		8.23%		5.26%
Pacific Arts Plaza	April 1, 2012		270,000		8.05%		5.15%
US Bank Tower	July 1, 2013		260,000		7.75%		4.66%
Wells Fargo Tower (Los Angeles, CA)	July 1, 2010		250,000		7.46%		4.68%
KPMG Tower	November 1, 2011		210,000		6.26%		5.14%
Park Place	November 1, 2014		170,000		5.07%		5.64%
One California Plaza	December 1, 2010		146,250		4.36%		4.73%
San Diego Tech Center	April 11, 2015		133,000		3.97%		5.70%
777 Tower	September 10, 2009	(6)	114,504	(7)	3.41%		4.81%
Washington Mutual Irvine Campus	December 11, 2011		106,000		3.16%		5.07%
Regents Square I & II	April 1, 2012		103,600		3.09%		5.13%
Park Place	March 12, 2012		100,000		2.98%		5.39%
Lantana Media Campus	January 6, 2010		98,000		2.92%		4.94%
Glendale Center	November 1, 2013	(8)	80,000		2.39%		5.73%
801 North Brand	April 6, 2015		75,540		2.25%		5.73%
Mission City Corporate Center	April 1, 2012		52,000		1.55%		5.09%
700 North Central	April 6, 2015		27,460		0.82%		5.73%
Total Fixed Rate Debt			2,472,354		73.73%		5.12%

Total Consolidated Debt			$3,353,234	(9)	100.00%		5.36%

Credit Facility
(in thousands)

	Maximum Available	Currently Available	Drawn
Secured Line of Credit as of December 31, 2005	$100,000	$17,000	$83,000	(9)
__________
(1)	To calculate the variable interest rates, the one-month LIBOR rate of 4.39% at December 31, 2005 was used.
(2)
Maturity accelerated to 2007 if the $250 million Gas Company Tower & 808 South Olive mortgage and junior mezzanine debt is not extended to 2008. The company has obtained a commitment to refinance this debt in August 2006 with a new $458 million, 10-year fixed rate, interest-only loan at 5.35% including the estimated cost of the forward commitment.

(3)	A one-year extension available at our option.
(4)	A two-year extension available at our option.
(5)	Includes $15.0 million of mezzanine debt.
(6)	The company obtained a commitment to refinance this debt in October 2006 with a new $273 million, 10-year fixed rate, interest-only loan at 5.84%.
(7)	Net of loan discount.
(8)	The company has obtained a commitment to refinance this debt in June 2006 with a new $125 million, 10-year fixed rate, interest-only loan at 5.83%, including the cost of the forward commitment.
(9)
Upon the January 5, 2006 closing of the joint venture with Macquarie Office Trust, consolidated debt will decrease to $2,653,984 as a result of the following transactions. The company repaid the secured credit facility balance of $83.0 million and $50.0 million of the Term Loan with the closing proceeds. As a result of contributing Wells Fargo Center - Denver ($276.0 million), San Diego Tech Center ($133.0 million), One California Plaza ($146.3 million) and Washington Mutual Irvine Campus ($106.0 million) to the joint venture, the loan amounts for these properties will be deconsolidated. The company's share of this debt is now 20%, or $132.3 million, which is not included in the consolidated debt balance. In addition, upon closing of the joint venture, a ten-year, $95.0 million mortgage loan (fixed interest rate of 5.54%) was taken out on Cerritos, a joint venture property. This loan will be included in the company's consolidated debt balance because the company is the guarantor on the loan through January 4, 2009.

Financial Ratios

Interest coverage (a)	1.77
Interest coverage before loss from early extinguishment of debt (b)	1.77
Fixed-charge coverage (c)	1.59
Fixed-charge coverage before loss from early extinguishment of debt (d)	1.59
Debt to total market capitalization at quarter-end (e) (g)	63.7%
Debt plus preferred stock to total market capitalization at quarter-end (f) (g)	68.4%
(a)
EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness, capitalized interest and capital leases less amortized deferred financing fees and amortization of the gain on sold interest rate swaps.

(b) EBITDA before loss on early extinguishment of debt divided by cash interest expense.
(c) Same as (a) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(d) Same as (b) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(e)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation preference of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

(f) Same as (e) except numerator includes preferred stock.
(g)
Including the effect of the closing of the joint venture with Macquarie Office Trust on January 5, 2006, the pro forma debt to total market capitalization ratio and debt plus preferred stock to total market capitalization ratio at December 31, 2005 would be 58.1% and 63.6%, respectively.

__________
Note: After the Gas Company Tower, 777 Tower and Glendale Center loan refinancings described in notes (2), (6) and (8), the joint venture transaction described in note (9) and the expected repayments of the term loan with the net proceeds of these financings, the fixed rate and floating rate debt percentage of total debt would be 98% and 2%, respectively.

Maguire Properties, Inc.
Fourth Quarter 2005

Pro Forma Debt Maturities (1)
(in thousands)

Property	2006	2007	2008	2009	2010	Thereafter	Total	Pro Forma Adjustments (6)	Total

Term Loan	$-	$-	$-	$-	$415,000	$-	$415,000	$(50,000)	$365,000
Wells Fargo Center (Denver, CO)	-	-	-	-	-	276,000	276,000	(276,000)	-
Gas Company Tower (1), (2)	-	-	280,000	-	-	-	280,000	-	280,000
Pacific Arts Plaza	-	-	-	-	-	270,000	270,000	-	270,000
US Bank Tower	-	-	-	-	-	260,000	260,000	-	260,000
Wells Fargo Tower (Los Angeles, CA) (3)	1,513	3,828	3,982	4,206	236,471	-	250,000	-	250,000
KPMG Tower (3)	-	-	-	246	3,034	206,720	210,000	-	210,000
Park Place	-	-	-	-	-	170,000	170,000	-	170,000
777 Tower (4)	-	-	-	154,504	-	-	154,504	-	154,504
One California Plaza (3)	-	239	2,825	2,984	140,202	-	146,250	(146,250)	-
San Diego Tech Center	-	-	-	-	-	133,000	133,000	(133,000)	-
Washington Mutual Irvine Campus	-	-	-	-	-	106,000	106,000	(106,000)	-
Regents Square I & II	-	-	-	-	-	103,600	103,600	-	103,600
Park Place	-	-	-	-	-	100,000	100,000	-	100,000
Lantana Media Campus	-	-	-	-	98,000	-	98,000	-	98,000
Cerritos	-	-	-	-	-	-	-	95,000	95,000
Glendale Center (5)	-	-	-	-	-	80,000	80,000	-	80,000
801 North Brand	-	-	-	-	-	75,540	75,540	-	75,540
Wateridge Plaza	-	62,880	-	-	-	-	62,880	-	62,880
Mission City Corporate Center	-	-	-	-	-	52,000	52,000	-	52,000
700 North Central	-	-	-	-	-	27,460	27,460	-	27,460
Secured Credit Facility	-	-	-	83,000	-	-	83,000	(83,000)	-
Total	$1,513	$66,947	$286,807	$244,940	$892,707	$1,860,320	$3,353,234	$(699,250)	$2,653,984

Weighted Average Rate	4.68%	6.05%	5.91%	5.34%	5.40%	5.24%	5.36%	0.00%	5.44%
__________
(1)	Assumes exercise of extension option.
(2)	The company has obtained a commitment to refinance this debt in August 2006 with a new $458 million, 10-year fixed rate, interest-only loan at 5.35%, including the cost of the forward commitment.
(3)	Includes scheduled annual principal debt payments
(4)	The company has obtained a commitment to refinance this debt in October 2006 with a new $273 million, 10-year fixed rate, interest-only loan at 5.84%.
(5)	The company has obtained a commitment to refinance this debt in June 2006 with a new $125 million, 10-year fixed rate, interest-only loan at 5.83%, including the cost of the forward commitment.
(6)
Upon the January 5, 2006 closing of the joint venture with Macquarie Office Trust, consolidated debt will decrease to $2,653,984 as a result of the following transactions. The company repaid the secured credit facility balance of $83.0 million and $50.0 million of the Term Loan with the closing proceeds. As a result of contributing Wells Fargo Center - Denver ($276.0 million), San Diego Tech Center ($133.0 million), One California Plaza ($146.3 million) and Washington Mutual Irvine Campus ($106.0 million) to the joint venture, the loan amounts for these properties will be deconsolidated. The company's share of this debt is now 20%, or $132.3 million, which is not included in the consolidated debt balance. In addition, upon closing of the joint venture, a ten-year, $95.0 million mortgage loan (fixed interest rate of 5.54%) was taken out on Cerritos, a joint venture property. This loan will be included in the company's consolidated debt balance because the company is the guarantor on the loan through January 4, 2009.

Maguire Properties, Inc.
Fourth Quarter 2005

Portfolio Data

Maguire Properties, Inc.
Fourth Quarter 2005

Same Store Analysis
(unaudited and in thousands)

	Twelve Months Ended December 31, (1)
	2005	2004	% Change

Total Same Store Portfolio
Number of properties	9	9
Square Feet (2)	10,396,577	10,375,701
Percent of Total Portfolio	41.7%	64.8%
Weighted Average Occupancy (3)	91.0%	91.7%

GAAP
Breakdown of Net Operating Income:
Operating Revenues	$261,986	$267,447	(2.0)%	(4)
Operating Expenses	84,160	88,906	(5.3)%	(5)
Other Expenses	2,371	2,363	0.3%
Net Operating Income	$175,455	$176,178	(0.4)%

CASH BASIS
Breakdown of Net Operating Income:
Operating Revenues	$250,723	$257,017	(2.4)%	(4)
Operating Expenses	84,160	88,906	(5.3)%	(5)
Other Expenses	1,557	1,549	0.5%
Net Operating Income	$165,006	$166,562	(0.9)%
__________
(1)
Properties included in same store year-to-date analysis are KPMG Tower, Gas Company Tower & 808 S. Olive Garage, Plaza Las Fuentes, Cerritos I, Cerritos II, US Bank Tower, Wells Fargo Tower, Glendale Center, and One California Plaza.

(2)
YTD property square footage increased in 2005 compared to 2004 due to BOMA '96 remeasurement. QTD property square footage increased in 2005 compared to 2004 primarily due to a change in Park Place parking square footage.

(3)	Represents weighted average occupancy for the years ended December 31, 2005 and 2004 for the same store portfolio.
(4)	Decrease primarily due to lower escalation revenue resulting from lower real estate taxes and insurance premiums.
(5)	Decrease primarily due to a reduction in real estate taxes and insurance premiums.

Fourth Quarter 2005

Portfolio Overview - Square Footage

OFFICE PROPERTIES	RSF
LOS ANGELES COUNTY
Los Angeles Central Business District Submarket
Gas Company Tower & 808 South Olive	1,335,971
US Bank Tower	1,390,097
Wells Fargo Tower	1,382,337
KPMG Tower	1,138,850
777 Tower	1,006,412
One California Plaza	984,318
Total Los Angeles Central Business District Submarket	7,237,985

Tri-Cities Submarket
Glendale Center	382,888
801 North Brand	280,122
Plaza Las Fuentes	189,947
700 North Central	143,510
Total Tri-Cities Submarket	996,467

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	328,042
Total Santa Monica Professional and Entertainment Submarket	328,042

Cerritos Office Submarket
Cerritos Corporate Center - Phase I	221,968
Cerritos Corporate Center - Phase II	104,567
Total Cerritos Office Submarket	326,535

TOTAL LOS ANGELES COUNTY	8,889,029

ORANGE COUNTY
John Wayne Airport Submarket
Park Place	1,893,821
Washington Mutual Irvine Campus	414,595
Total John Wayne Airport Submarket	2,308,416

Costa Mesa Submarket
Pacific Arts Plaza	785,122
Total Costa Mesa Submarket	785,122

TOTAL ORANGE COUNTY	3,093,538

SAN DIEGO COUNTY
UTC (University Town Center)
Regents Square I & II	310,512
Total UTC	310,512

Sorrento Mesa
Wateridge Plaza	267,579
San Diego Tech Center	644,572
Total Sorrento Mesa	912,151

Mission Valley
Mission City Corporate Center	190,747
Total Mission Valley	190,747

TOTAL SAN DIEGO COUNTY	1,413,410

Maguire Properties, Inc.
Fourth Quarter 2005

Portfolio Overview - Square Footage (continued)

OFFICE PROPERTIES		RSF
OTHER
Denver, CO - Downtown Submarket
Wells Fargo Center		1,201,380
TOTAL OTHER		1,201,380
TOTAL OFFICE PROPERTIES		14,597,357	(1), (2)

RETAIL PROPERTY		RSF
John Wayne Airport Submarket
Park Place		124,279
TOTAL RETAIL PROPERTY		124,279

	Number of
HOTEL PROPERTY	Rooms	SF
Westin Hotel, Pasadena, CA	350	266,000
TOTAL HOTEL PROPERTY		266,000

	Vehicle
PARKING PROPERTIES	Capacity	SF
On-Site Parking	26,107	7,985,784
Off-Site Garages	5,970	1,946,750
TOTAL PARKING PROPERTIES	32,077	9,932,534

TOTAL PORTFOLIO		24,920,170
________
(1)
Decreased from 14,652,558 square feet at September 30, 2005 primarily due to a reduction of Pacific Arts Plaza net rentable square footage located in buildings that is expected to be razed as part of the planned 400,000 square feet of new office development.

(2)	Total square footage includes 372,067 square feet of retail space located within the office properties.

Maguire Properties, Inc.
Fourth Quarter 2005

-----

Portfolio Geographic Distribution (1)

San Diego County
10%
Other
8%
Los Angeles
Central Business District
49%
Orange County
22%
Cerritos Office
2%
Tri-Cities
7%
Santa Monica Professional
and Entertainment
2%
Los Angeles Central Business District
Orange County
Tri-Cities
San Diego County
Santa Monica Professional & Entertainment
Other
Cerritos Office

(1) Percentages are based upon rentable square feet.

Maguire Properties, Inc.
Fourth Quarter 2005

Portfolio Overview - Leased Percentage and In-Place Rents

				Annualized	Annualized Rent
Property	Submarket	Square Feet	% Leased	Rent (1)	$/RSF (2)

Office Properties
Gas Company Tower	Los Angeles Central Business District	1,335,971	96.8%	$32,774,946	$25.35
US Bank Tower	Los Angeles Central Business District	1,390,097	83.9%	30,251,690	25.94
Wells Fargo Tower	Los Angeles Central Business District	1,382,337	88.7%	23,414,133	19.10
KPMG Tower	Los Angeles Central Business District	1,138,850	89.0%	20,617,664	20.34
777 Tower	Los Angeles Central Business District	1,006,412	91.6%	17,658,785	19.16
One California Plaza	Los Angeles Central Business District	984,318	85.9%	14,422,900	17.06
Subtotal LACBD		7,237,985	89.3%	139,140,118	21.52

Glendale Center	Tri-Cities	382,888	100.0%	8,026,751	20.97
801 North Brand	Tri-Cities	280,122	87.7%	4,384,061	17.85
Plaza Las Fuentes	Tri-Cities	189,947	99.7%	3,612,891	19.08
700 North Central	Tri-Cities	143,510	80.6%	2,014,229	17.42
Subtotal Tri-Cities		996,467	93.7%	18,037,932	19.32

Lantana Media Campus	Santa Monica Professional & Entertainment	328,042	94.6%	9,876,734	31.82
Subtotal Santa Monica Professional & Entertainment		328,042	94.6%	9,876,734	31.82

Cerritos - Phase I	Cerritos Office	221,968	100.0%	5,666,843	25.53
Cerritos - Phase II	Cerritos Office	104,567	100.0%	2,141,371	20.48
Subtotal Cerritos		326,535	100.0%	7,808,214	23.91

Subtotal Los Angeles County		8,889,029	90.4%	174,862,998	21.76

Park Place	John Wayne Airport	1,893,821	91.8%	23,727,275	13.65
Washington Mutual Irvine Campus	John Wayne Airport	414,595	100.0%	8,631,398	20.82
Subtotal John Wayne Airport		2,308,416	93.2%	32,358,673	15.03

Pacific Arts Plaza	Costa Mesa	785,122	89.0%	13,540,784	19.37

Subtotal Orange County		3,093,538	92.2%	45,899,457	16.10

Maguire Properties, Inc.
Fourth Quarter 2005

Portfolio Overview - Leased Percentage and In-Place Rents (continued)

					Annualized	Annualized Rent
Property	Submarket	Square Feet	% Leased		Rent (1)	$/RSF (2)

Office Properties
Regents Square I & II	UTC (University Town Center)	310,512	87.9%		6,444,577	23.60
Wateridge Plaza	Sorrento Mesa	267,579	100.0%		4,407,156	16.47
Mission City Corporate Center	Mission Valley	190,747	93.5%		3,766,085	21.11
San Diego Tech Center	Sorrento Mesa	644,572	97.7%		10,557,202	16.77

Subtotal San Diego County		1,413,410	95.4%		25,175,020	18.67

Wells Fargo Center - Denver	Denver, CO - Downtown	1,201,380	93.7%		18,732,380	16.64

Subtotal Denver, CO-Downtown		1,201,380	93.7%		18,732,380	16.64

Total/Weighted Average - Office Properties		14,597,357	91.5%		$264,669,855	$19.81

Retail Property
Park Place	John Wayne Airport	124,279	98.2%		3,425,719	28.08

Total/Weighted Average - Retail Property		124,279	98.2%		$3,425,719	$28.08

Total/Weighted Average - Office & Retail Properties		14,721,636	91.6%	(3)	$268,095,574	$19.88

Parking Revenue Schedule

	Square Feet	Vehicle Capacity	Annualized Parking Revenue (4)	Annualized Parking Revenue Per Vehicle Capacity (5)

Total On-Site	7,985,784	26,107	$34,593,607	$1,325
Total Off-Site	1,946,750	5,970	$11,363,359	$1,903

Total Parking	9,932,534	32,077	$45,956,966	$1,433
__________
(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2005. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)
Including leases signed after December 31, 2005 and pending lease transactions as of February 6, 2006, our portfolio lease percentage will increase to 92.0%, from actual leased percentage of 91.6% as of December 31, 2005.  In addition, we agreed to a non-contractual termination fee from Cingular Wireless at our Park Place campus prior to year end.  This fee represents one year’s rental income in exchange for the termination of approximately 60,000 square feet originally scheduled to expire in 2008. Excluding the lease termination, our leased percentage would have been 92.4%.

(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2005.
(5)	Annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.

Maguire Properties, Inc.
Fourth Quarter 2005

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Weighted Average
	Remaining Lease Term	% Leased		% Leased	% Leased	% Leased	% Leased
	(in years)	Q4 2005		Q3 2005	Q2 2005	Q1 2005	Q4 2004

Gas Company Tower	5.0	96.8%		98.6%	98.5%	98.5%	98.5%
US Bank Tower	4.8	83.9%		83.4%	83.6%	84.0%	89.1%
Wells Fargo Tower	6.6	88.7%		89.1%	85.4%	84.4%	85.1%
KPMG Tower	6.5	89.0%		88.5%	91.0%	90.7%	91.8%
777 Tower	6.3	91.6%		92.2%	92.2%	90.1%	-
One California Plaza	5.2	85.9%		88.1%	90.5%	94.6%	92.4%
Glendale Center	5.0	100.0%		100.0%	100.0%	100.0%	100.0%
801 North Brand	4.5	87.7%		85.3%	83.1%	81.2%	-
Plaza Las Fuentes	8.7	99.7%		99.7%	99.7%	99.7%	99.7%
700 North Central	2.5	80.6%		77.1%	77.0%	73.9%	-
Lantana Media Campus	3.2	94.6%		94.0%	89.8%	89.6%	88.8%
Cerritos - Phase I	8.8	100.0%		100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	5.4	100.0%		100.0%	100.0%	100.0%	100.0%
Park Place	4.2	91.8%		94.8%	94.9%	95.0%	86.0%
Washington Mutual Irvine Campus	6.0	100.0%		100.0%	100.0%	100.0%	100.0%
Pacific Arts Plaza	5.3	89.0%		86.2%	86.1%	85.2%	-
Regents Square I & II	3.8	87.9%		85.5%	86.8%	86.0%	-
Wateridge Plaza	2.7	100.0%		91.8%	91.8%	90.7%	-
Mission City Corporate Center	4.1	93.5%		92.3%	92.2%	86.1%	-
San Diego Tech Center	3.6	97.7%		94.6%	91.7%	-	-
Wells Fargo Center - Denver	6.1	93.7%		87.2%	85.2%	83.8%	-
Park Place - Retail	7.9	98.2%		95.3%	92.8%	93.7%	93.7%

Total Portfolio	5.3	91.6%	(1)	91.1%	90.7%	90.4%	91.3%
__________
(1)
Including leases signed after December 31, 2005 and pending lease transactions as of February 6, 2006, our portfolio lease percentage will increase to 92.0%, from actual leased percentage of 91.6% as of December 31, 2005.  In addition, we agreed to a non-contractual termination fee from Cingular Wireless at our Park Place campus prior to year end.  This fee represents one year’s rental income in exchange for the termination of approximately 60,000 square feet originally scheduled to expire in 2008. Excluding the lease termination, our leased percentage would have been 92.4%.

Maguire Properties, Inc.
Fourth Quarter 2005

Major Tenants - Office Properties

						% of Aggregate	Weighted Average
		Number of	Annualized	% of Total	Total Leased	Leased Square Feet	Remaining Lease Term	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Annualized Rent	Square Feet	of Existing Portfolio	in Months	National Recognition (2)

	Rated
1	Southern California Gas Company	1	$16,807,927	6.3%	576,516	4.3%	70	A
2	Wells Fargo Bank	2	11,580,971	4.3%	706,447	5.2%	83	AA
3	Washington Mutual, FA	4	9,431,283	3.5%	446,562	3.3%	71	A
5	Sempra (Pacific Enterprises)	1	8,504,539	3.2%	225,756	1.7%	54	A
4	New Cingular Wireless Services, Inc.	1	7,808,214	2.9%	326,535	2.4%	92	A
6	Los Angeles Unified School District	1	5,476,897	2.0%	260,498	1.9%	6	AAA
7	ConAgra, Inc.	1	5,411,330	2.0%	393,317	2.9%	56	BBB+
8	Bank of America	2	4,332,732	1.6%	199,978	1.5%	67	AA
9	US Bank, National Association	1	3,437,099	1.3%	154,872	1.1%	114	AA-
10	Disney Enterprises	1	3,085,885	1.2%	156,215	1.2%	66	A-

	Total Rated / Weighted Average (3)		75,876,877	28.3%	3,446,696	25.5%	69

	Total Investment Grade Tenants		124,459,273	47.4%	6,249,153	47.4%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	$9,723,372	3.5%	361,524	2.7%	60	3rd Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,103,475	2.3%	268,268	2.0%	143	18th Largest US Law Firm
13	Morrison & Foerster	1	5,329,600	2.0%	192,775	1.4%	70	24th Largest US Law Firm
14	Jones, Day, Reavis & Pogue	1	4,982,380	1.9%	152,166	1.1%	10	4th Largest US Law Firm
15	Munger Tolles & Olson	1	3,961,089	1.5%	186,890	1.4%	194	131st Largest US Law Firm
16	Bingham McCutchen	2	3,672,579	1.4%	182,393	1.4%	50	26th Largest US Law Firm
17	KPMG	1	2,965,080	1.1%	175,525	1.3%	102	4th Largest US Accounting Firm
19	Skadden, Arps, Slate, Meagher & Flom	1	2,415,376	0.9%	152,576	1.1%	71	Largest US Law Firm
18	Sidley Austin Brown & Wood	1	2,408,376	0.9%	147,237	1.1%	36	5th Largest US Law Firm
20	Kirkland & Ellis	1	2,135,353	0.8%	106,523	0.8%	50	9th Largest US Law Firm

	Total Unrated / Weighted Average (3)		43,696,680	16.3%	1,925,877	14.3%	83

	Total Nationally Recognized Tenants		66,449,342	23.8%	3,212,505	22.7%

	Total / Weighted Average (3)		$119,573,557	44.6%	5,372,573	39.8%	74

	Total Investment Grade or Nationally Recognized Tenants		$190,908,615	71.2%	9,461,658	70.1%
__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of December 31, 2005, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of December 31, 2005, and rankings of law firms are based on total gross revenue in 2004 as reported by American Lawyer Media's LAW.com.
(3)	The weighted average calculation is based on the net rentable square feet leased by each tenant.

Maguire Properties, Inc.
Fourth Quarter 2005
-----

# Portfolio Tenant Classification Description (1), (2)

Manufacturing
5%
Educational Services
2%
Accomodation and Food Services
2%
Real Estate and Rental and Leasing
1%
All Other Services
6%
Utilities
7%
Finance and Insurance
33%
Professional, Scientific and Technical Services (except Legal Services)
8%
Information
12%
Legal Services
24%
Finance and Insurance
Legal Services
Information
Professional, Scientific and Technical Services (except Legal Services)
Utilities
All Other Services
Manufacturing
Educational Services
Accomodation and Food Services
Real Estate and Rental and Leasing

(1) Percentages are based upon leased square feet.

(2) Classifications are based on the 'North American Industrial Classification System' (NAICS).

Maguire Properties, Inc.
Fourth Quarter 2005

Lease Expirations - Total Portfolio

				Percentage
	Total Area in	Percentage		of Gross		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	1,237,998	8.4%
2006	1,264,083	8.6%	$25,979,523	9.7%	$20.55	$20.63
2007	930,134	6.3%	19,058,952	7.1%	20.49	21.01
2008	1,188,794	8.1%	21,064,408	7.9%	17.72	20.05
2009	1,447,293	9.8%	30,034,624	11.2%	20.75	22.23
2010	2,025,202	13.8%	40,064,176	15.0%	19.78	22.00
2011	1,932,019	13.1%	41,075,739	15.3%	21.26	25.49
2012	633,133	4.3%	11,525,784	4.3%	18.20	21.40
2013	1,756,147	11.9%	33,290,471	12.4%	18.96	20.67
2014	941,284	6.4%	16,676,943	6.2%	17.72	23.92
2015	487,469	3.3%	11,075,015	4.1%	22.72	27.47
Thereafter	878,080	6.0%	18,249,939	6.8%	20.78	22.78
Total	14,721,636	100.0%	$268,095,574	100.0%	$19.88	$22.47

Leases Expiring in the Next 4 Quarters:
1st Quarter 2006	274,345	1.9%	$4,820,291	1.8%	$17.57	$17.70
2nd Quarter 2006 (3)	541,441	3.7%	10,617,475	4.0%	19.61	19.62
3rd Quarter 2006	98,881	0.7%	2,153,702	0.8%	21.78	21.78
4th Quarter 2006	349,416	2.3%	8,388,055	3.1%	24.01	24.18
Total	1,264,083	8.6%	$25,979,523	9.7%	$20.55	$20.63
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Fourth Quarter 2005

Lease Expirations - Los Angeles County

				Percentage
	Total Area in	Percentage		of Gross		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	852,980	9.6%
2006	956,841	10.8%	$20,081,459	11.5%	$20.99	$21.00
2007	526,747	5.9%	11,698,485	6.8%	22.21	22.75
2008	637,202	7.2%	11,781,641	6.7%	18.49	19.11
2009	521,729	5.9%	12,882,175	7.4%	24.69	25.22
2010	792,665	8.9%	20,882,449	11.9%	26.34	27.42
2011	1,341,718	15.1%	30,789,688	17.6%	22.95	27.59
2012	356,172	4.0%	7,042,134	4.0%	19.77	23.61
2013	1,123,865	12.6%	22,308,991	12.7%	19.85	21.62
2014	544,562	6.1%	10,846,986	6.2%	19.92	25.96
2015	425,572	4.8%	9,800,086	5.6%	23.03	28.55
Thereafter	808,976	9.1%	16,748,904	9.6%	20.70	22.59
Total	8,889,029	100.0%	$174,862,998	100.0%	$21.76	$24.15

Leases Expiring in the Next 4 Quarters:
1st Quarter 2006	174,048	2.0%	$2,794,189	1.6%	$16.05	$16.05
2nd Quarter 2006 (3)	501,297	5.6%	9,902,481	5.7%	19.75	19.77
3rd Quarter 2006	24,064	0.3%	749,322	0.4%	31.14	31.14
4th Quarter 2006	257,432	2.9%	6,635,467	3.8%	25.78	25.78
Total	956,841	10.8%	$20,081,459	11.5%	$20.99	$21.00
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Fourth Quarter 2005

Lease Expirations - Orange County

				Percentage
	Total Area in	Percentage		of Gross		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	244,436	7.6%
2006	148,896	4.6%	$2,579,406	5.2%	$17.32	$17.32
2007	180,049	5.6%	3,331,725	6.7%	18.50	18.89
2008	254,753	7.9%	4,120,418	8.4%	16.17	16.94
2009	388,480	12.1%	7,537,277	15.3%	19.40	21.58
2010	896,876	27.9%	12,338,603	25.0%	13.76	16.29
2011	455,867	14.2%	7,623,944	15.5%	16.72	20.61
2012	190,369	5.9%	3,003,054	6.1%	15.77	19.11
2013	228,011	7.1%	3,994,823	8.1%	17.52	20.91
2014	145,158	4.5%	2,964,584	6.0%	20.42	25.70
2015	28,920	0.9%	594,158	1.2%	20.54	11.05
Thereafter	56,002	1.7%	1,237,184	2.5%	22.09	23.89
Total	3,217,817	100.0%	$49,325,176	100.0%	$16.59	$19.20

Leases Expiring in the Next 4 Quarters:
1st Quarter 2006	66,529	2.1%	$1,166,955	2.4%	$17.54	$17.54
2nd Quarter 2006 (3)	10,438	0.3%	154,647	0.3%	14.82	14.82
3rd Quarter 2006	65,295	2.0%	1,185,825	2.4%	18.16	18.16
4th Quarter 2006	6,634	0.2%	71,979	0.1%	10.85	10.85
Total	148,896	4.6%	$2,579,406	5.2%	$17.32	$17.32
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Fourth Quarter 2005

Lease Expirations - San Diego County

				Percentage
	Total Area in	Percentage		of Gross		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	64,766	4.6%
2006	125,670	8.9%	$2,518,142	10.0%	$20.04	$20.50
2007	123,673	8.7%	2,446,568	9.7%	19.78	20.82
2008	280,658	19.9%	4,886,362	19.4%	17.41	25.11
2009	456,011	32.3%	8,146,098	32.4%	17.86	19.92
2010	170,847	12.1%	3,101,726	12.3%	18.15	23.20
2011	108,313	7.7%	2,327,539	9.2%	21.49	26.20
2012	-	0.0%	13,498	0.1%	-	-
2013	47,049	3.3%	921,678	3.7%	19.59	24.18
2014	-	0.0%	-	0.0%	-	-
2015	23,321	1.6%	549,558	2.2%	23.56	32.08
Thereafter	13,102	0.9%	263,851	1.0%	20.14	29.74
Total	1,413,410	100.0%	$25,175,020	100.0%	$18.67	$22.54

Leases Expiring in the Next 4 Quarters:
1st Quarter 2006	10,277	0.7%	$202,436	0.8%	$19.70	$19.70
2nd Quarter 2006 (3)	22,351	1.6%	444,209	1.7%	19.87	19.87
3rd Quarter 2006	9,522	0.7%	218,555	0.9%	22.95	22.95
4th Quarter 2006	83,520	5.9%	1,652,942	6.6%	19.79	20.49
Total	125,670	8.9%	$2,518,142	10.0%	$20.04	$20.50
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Fourth Quarter 2005

Leasing Activity - Total Portfolio

	For the
	Three Months Ended
	December 31, 2005	% Leased

Leased Square Feet as of September 30, 2005 (1)	13,464,786	91.5%
Expirations	(321,013)	(2.2)%
New Leases	278,083	1.9%
Renewals	61,782	0.4%
Leased Square Feet as of December 31, 2005	13,483,638	91.6%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot		$19.62
New / Renewed Rate per Square Foot		$20.41
Percentage Change		4.0%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot		$18.68
New / Renewed Rate per Square Foot		$22.26
Percentage Change		19.1%

Weighted Average Lease Term - New (in months)		64
Weighted Average Lease Term - Renewal (in months)		34
__________
(1)	Includes the reduction of 58,586 square feet of vacant space at Pacific Arts Plaza that is expected to be razed as part of the planned 400,000 square feet of new office development.
(2)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.

(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Fourth Quarter 2005

Leasing Activity - Los Angeles Central Business District

	For the
	Three Months Ended
	December 31, 2005	% Leased

Leased Square Feet as of September 30, 2005, Los Angeles Central Business District	6,510,483	90.0%
Expirations	(127,872)	(1.8)%
New Leases	67,309	0.9%
Renewals	15,755	0.2%
Leased Square Feet as of December 31, 2005, Los Angeles Central Business District	6,465,675	89.3%

Cash Rent Growth (1), (3)
Expiring Rate per Square Foot		$17.17
New / Renewed Rate per Square Foot		$18.74
Percentage Change		9.1%

GAAP Rent Growth (2), (3)
Expiring Rate per Square Foot		$16.35
New / Renewed Rate per Square Foot		$21.30
Percentage Change		30.2%

Weighted Average Lease Term - New (in months)		33
Weighted Average Lease Term - Renewal (in months)		22
__________
(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.

Maguire Properties, Inc.
Fourth Quarter 2005

Leasing Activity - Orange County

	For the
	Three Months Ended
	December 31, 2005	% Leased

Leased Square Feet as of September 30, 2005, Orange County (1)	3,054,972	95.0%
Expirations	(105,955)	(3.3)%
New Leases	14,381	0.4%
Renewals	9,983	0.3%
Leased Square Feet as of December 31, 2005, Orange County	2,973,381	92.4%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot		$14.47
New / Renewed Rate per Square Foot		$13.12
Percentage Change		(9.3)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot		$14.42
New / Renewed Rate per Square Foot		$13.55
Percentage Change		(6.0)%

Weighted Average Lease Term - New (in months)		75
Weighted Average Lease Term - Renewal (in months)		56
__________
(1)	Includes the reduction of 58,586 square feet of vacant space at Pacific Arts Plaza that is expected to be razed as part of the planned 400,000 square feet of new office development.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Fourth Quarter 2005

Leasing Activity - San Diego County

	For the
	Three Months Ended
	December 31, 2005	% Leased

Leased Square Feet as of September 30, 2005, San Diego County	1,295,910	91.8%
Expirations	(65,354)	(4.6)%
New Leases	93,800	6.6%
Renewals	24,288	1.6%
Leased Square Feet as of December 31, 2005, San Diego County	1,348,644	95.4%

Cash Rent Growth (1), (3)
Expiring Rate per Square Foot		$21.39
New / Renewed Rate per Square Foot		$22.46
Percentage Change		5.0%

GAAP Rent Growth (2), (3)
Expiring Rate per Square Foot		$20.67
New / Renewed Rate per Square Foot		$24.37
Percentage Change		17.9%

Weighted Average Lease Term - New (in months)		68
Weighted Average Lease Term - Renewal (in months)		37
__________
(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.

Maguire Properties, Inc.
Fourth Quarter 2005

Tenant Improvements and Leasing Commissions (1), (2), (3)

	Q4 2005	Q3 2005	Q2 2005	Q1 2005	2005	2004	2003

Renewals (4)
Number of Leases	15	28	23	1	67	29	14
Square Feet	61,782	354,540	300,624	23,429	740,375	296,203	120,022
Tenant Improvement Costs per Square Foot (3)	$3.94	$7.90	$14.09	$44.69	$11.25	$15.49	$30.66
Leasing Commission Costs per Square Foot (5)	$1.82	$4.16	$2.88	$10.32	$3.64	$5.98	$2.36
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$5.76	$12.06	$16.97	$55.01	$14.89	$21.47	$33.02
Costs per Square Foot per Year	$2.01	$2.34	$5.50	$5.32	$3.46	$4.31	$6.24

New / Modified Leases (6)
Number of Leases	39	38	36	25	138	48	36
Square Feet	272,399	339,912	211,746	223,577	1,047,634	453,301	851,316
Tenant Improvement Costs per Square Foot (3)	$19.69	$26.15	$21.59	$35.97	$24.29	$36.28	$48.26
Leasing Commission Costs per Square Foot (5)	$4.62	$4.96	$5.54	$8.13	$5.41	$9.28	$4.78
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$24.31	$31.11	$27.13	$44.10	$29.70	$45.56	$53.04
Costs per Square Foot per Year	$4.44	$5.05	$4.44	$5.91	$4.78	$4.26	$7.95

Total
Number of Leases	54	66	59	26	205	77	50
Square Feet	334,181	694,452	512,370	247,006	1,788,009	749,504	971,338
Tenant Improvement Costs per Square Foot (3)	$16.78	$16.83	$17.19	$36.80	$18.89	$28.06	$46.09
Leasing Commission Costs per Square Foot (5)	$4.10	$4.55	$3.98	$8.34	$4.68	$7.97	$4.48
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$20.88	$21.38	$21.17	$45.14	$23.57	$36.03	$50.57
Costs per Square Foot per Year	$4.29	$3.80	$4.87	$5.84	$4.36	$4.20	$7.77
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and build out costs for raw space.
(2)
Tenant Improvements and Leasing Commission information for One California Plaza, Park Place I, Park Place II, Lantana Media Campus, CommonWealth Properties portfolio acquisition, and San Diego Tech Center assets are included from the dates of acquisition which are November 6, 2003, April 14, 2004, July 23, 2004, December 16, 2004, March 15, 2005, and April 6, 2005, respectively.

(3)	Tenant Improvements include improvements and lease concessions.
(4)	Does not include retained tenants that have relocated to new space or expanded into new space.
(5)	Leasing commission costs exclude any commission paid to related parties.
(6)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Fourth Quarter 2005

Historical Capital Expenditures

Office Properties (1), (2), (3) ,(4), (5,) (6), (7)

	Q4 2005	Q3 2005	Q2 2005	Q1 2005	2005	2004	2003

Non-recoverable Capital Expenditures (11)	$1,166,488	$988,888	$418,826	$306,942	$2,881,144	$1,046,178	$151,512
Total Square Feet (8), (9)	13,980,506	14,035,707	13,384,203	9,145,247	50,545,663	6,783,532	5,783,068
Non-recoverable Capital Expenditures per Square Foot	$0.08	$0.07	$0.03	$0.03	$0.06	$0.15	$0.03

Recoverable Capital Expenditures (10)	$599,384	$353,071	$400,415	$707,185	$2,060,054	$3,009,186	$1,956,984
Total Square Feet (8), (9)	13,980,506	14,035,707	13,384,203	9,145,247	50,545,663	6,783,532	5,783,068
Recoverable Capital Expenditures per Square Foot	$0.04	$0.03	$0.03	$0.08	$0.04	$0.44	$0.34
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)	One California Plaza was acquired November 6, 2003 and had no recoverable or non-recoverable capital expenditures in 2003 following its acquisition.
(3)	Park Place I was acquired April 14, 2004 and had non-recoverable capital expenditures of $65,183 and no recoverable capital expenditures in 2004, following its acquisition.
(4)	Park Place II was acquired July 23, 2004 and had no recoverable or non-recoverable capital expenditures in 2004 following its acquisition.
(5)	Lantana was acquired December 16, 2004 and had no recoverable or non-recoverable capital expenditures in 2004 following its acquisition.
(6)	The CommonWealth Properties assets were acquired March 15, 2005 and had no recoverable or non-recoverable capital expenditures in Q1 2005 following their acquisition.
(7)	San Diego Tech Center was acquired April 6, 2005 and had no recoverable or non-recoverable capital expenditures in Q2 2005 following its acquisition.
(8)
The square footages of Cerritos Corporate Center Phases I and II and Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenant pays for all capital expenditure activities. The variance in total square footage between periods presented is attributable to remeasurement of building areas.

(9)
Total square feet in Q2 2005 excludes 271,822 square feet for Austin Research Park and 491,623 square feet for One Renaissance Square which were sold on June 16, 2005 and June 29, 2005, respectively. These properties were part of the CommonWealth Properties portfolio acquisition on March 15, 2005. Both properties had no capital expenditures during Q2 2005 prior to disposition.

(10)
Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset's useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

(11)	Non-recoverable capital expenditures in Q4 2005 exclude $2.2 million of renovation costs at the Lantana Media Campus.

Maguire Properties, Inc.
Fourth Quarter 2005

Hotel Performance

Westin Hotel, Pasadena, CA (1)	Q4 2005	Q4 2004	Percent Change	YTD December 31, 2005	YTD December 31, 2004	Percent Change

Occupancy	76.4%	78.3%	(2.4)%	81.2%	74.0%	9.8%
Average Daily Rate	$165.74	$147.95	12.0%	$155.89	$142.00	9.8%
Revenue Per Available Room (REVPAR)	$126.63	$115.82	9.3%	$126.61	$105.03	20.5%
Hotel Net Operating Income (2)	$2,190,835	$1,895,412	15.6%	$7,838,248	$5,657,958	38.5%

Hotel Historical Capital Expenditures

					For the Year Ended December 31,
Westin Hotel, Pasadena, CA (1)	Q4 2005	Q3 2005	Q2 2005	Q1 2005	2005	2004	2003

Hotel Improvements and Equipment Replacements	$11,816	$187,934	$98,199	$15,062	$313,011	$20,436	$440,341
Total Hotel Revenue	$6,527,427	$5,831,812	$5,762,901	$5,915,285	$24,037,425	$20,518,964	$18,449,302
Hotel Improvements as a Percentage of Hotel Revenue	0.2%	3.2%	1.7%	0.3%	1.3%	0.1%	2.4%
Renovation and Upgrade Costs (3)	$253,655	$1,813,759	$892,809	$501,557	$3,461,780	$7,037,822	$953,257
__________
(1)	The Westin Hotel operated under a Doubletree flag until it was rebranded on December 20, 2002.
(2)	Includes air space lease expense of $89,739 per quarter and excludes hotel capital expenditures reserve.
(3)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005 of which $3.5 million has been funded by Westin.

Maguire Properties, Inc.
Fourth Quarter 2005

Development Pipeline

			As of December 31, 2005

		Percentage		Developed / Developable	Type of
Property	Location	Pre-Leased	Acreage	Square Feet (1)	Planned Development

Park Place - Residential	Irvine, CA	N/A	N/A	1,700,000	Residential
Park Place - Office, Retail & Hotel	Irvine, CA	N/A	N/A	1,360,000	Office, Retail & Hotel
San Diego Tech Center	San Diego, CA	N/A	N/A	1,200,000	Office
755 Figueroa	Los Angeles, CA	N/A	1.3	840,000	Office
Park Place - 3161 Michelson	Irvine, CA	47%	N/A	575,000	Office
Pacific Arts Plaza (2)	Costa Mesa, CA	N/A	2.6	400,000	Office
Glendale Center - Phase II	Glendale, CA	N/A	2.0	400,000	Office & Retail
Lantana Media Campus	Santa Monica, CA	N/A	N/A	194,000	Office
200 Burchett	Glendale, CA	N/A	0.8	187,000	Office
Wateridge Plaza	Sorrento Mesa, CA	N/A	N/A	170,000	Office
Washington Mutual Irvine Campus	Irvine, CA	N/A	3.6	145,000	Office
Mission City Corporate Center	San Diego, CA	N/A	N/A	102,000	Office
			Total Net Rentable Area	7,273,000

Park Place - Structured Parking	Irvine, CA	N/A	N/A	3,575,000	Parking
			Total	10,848,000
__________
(1)	The square feet numbers presented represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.
(2)
The Company is in discussions with the city of Costa Mesa for the potential development of 175 residential units totaling approximately 300,000 square feet at Pacifica Arts Plaza. This development would be in addition to the 400,000 square feet of office entitlements.

Maguire Properties, Inc.
Fourth Quarter 2005

Option Properties (1)

			As of December 31, 2005

		Percentage		Developed / Developable
Property	Location	Leased	Acreage	Square Feet		Status

1733 Ocean Avenue	Santa Monica, CA	87%	N/A	91,398		Complete
Western Asset Plaza	Pasadena, CA	94%	N/A	256,987		Complete
Water's Edge I (2)	Los Angeles, CA	100%	N/A	245,530		Complete
Water's Edge II (2)	Los Angeles, CA	N/A	2.0	130,000	(3)	Undeveloped
		Total Option Properties		723,915
__________
(1)	We hold options at various terms for these properties.
(2)	We hold an option on a one-eighth partnership interest in these two properties.
(3)	The amount shown represents the Company's estimate of the square footage that can be developed.

Maguire Properties, Inc.
Fourth Quarter 2005

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Maguire Properties, Inc.
Fourth Quarter 2005

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt and (v) 2nd Generation tenant improvement and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Fourth Quarter 2005

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.